Exhibit 21.1
MARATHON PETROLEUM CORPORATION
LIST OF SUBSIDIARIES
as of December 31, 2014

	Name of Subsidiary	Jurisdiction of Organization/Incorporation
*	Ascension Pipeline Company, LLC	Delaware
	Blanchard Holdings Company LLC	Delaware
	Blanchard Pipe Line Company LLC	Delaware
	Blanchard Refining Company LLC	Delaware
	Blanchard Terminal Company LLC	Delaware
	Bonded Oil Company	Delaware
	Buckeye Assurance Corporation	Vermont
	Catlettsburg Refining, LLC	Delaware
*	Centennial Pipeline LLC	Delaware
	Cincinnati BioRefining Corp.	Delaware
	Cincinnati Renewable Fuels LLC	Delaware
*	Enchi Corporation	Delaware
*	Explorer Pipeline Company	Delaware
*	Gravcap, Inc.	Delaware
*	Green Bay Terminal Corporation	Wisconsin
*	Guilford County Terminal Company, LLC	North Carolina
	Hardin Assurance Ltd.	Bermuda
	Hardin Street Holdings LLC	Delaware
	Hardin Street Marine LLC	Delaware
	Hardin Street Terminals LLC	Delaware
	Hardin Street Transportation LLC	Delaware
	Hess Express of Virginia, LLC	Virginia
	Hess Mart of Massachusetts, LLC	Massachusetts
	Hess Mart of Virginia, LLC	Virginia
	Hess Realty LLC	Delaware
	Hess Retail Holdings LLC	Delaware
	Hess Retail Operations LLC	Delaware
	Hess Retail Services, Inc.	New Hampshire
	Hess Retail Stores LLC	Delaware
	Hess Wilco Holdings, LLC	Delaware
*	Illinois Extension Pipeline Company, L.L.C.	Delaware
*	Johnston County Terminal, LLC	Delaware
	Lincoln Pipeline LLC	Delaware
*	LOCAP LLC	Delaware
*	LOOP LLC	Delaware
	Mannheim Terminal and Warehousing Service Company	Illinois
	Marathon Canada Marketing, Ltd.	Delaware
	Marathon Carbon Management LLC	Delaware
	Marathon Petroleum Company Canada, Ltd.	Alberta
	Marathon Petroleum Company LP	Delaware
	Marathon Petroleum Logistics Services LLC	Delaware
	Marathon Petroleum Service Company	Delaware
	Marathon Petroleum Supply LLC	Delaware
	Marathon Petroleum Trading Canada LLC	Delaware
	Marathon Pipe Line Company	Nevada
*	Marathon Pipe Line LLC	Delaware

	Marathon PrePaid Card LLC	Ohio
	Marathon Renewable Fuels Corp.	Delaware
	Marathon Renewable Supply LLC	Delaware
	Merit Oil of Connecticut, Inc.	Connecticut
	Merit Oil of Delaware L.P.	Delaware
	Merit Oil of Delaware, Inc.	Delaware
	MPC Investment Fund, Inc.	Delaware
	MPC Investment LLC	Delaware
	MPC LOOP Holdings LLC	Delaware
	MPC Trade Receivables Company LLC	Delaware
	MPL Investment LLC	Delaware
	MPL Louisiana Holdings LLC	Delaware
	MPLX GP LLC	Delaware
	MPLX Logistics Holdings LLC	Delaware
*	MPLX LP	Delaware
*	MPLX Operations LLC	Delaware
*	MPLX Pipe Line Holdings LP	Delaware
*	MPLX Terminal and Storage LLC	Delaware
*	Muskegon Pipeline LLC	Delaware
	Niles Properties LLC	Delaware
*	North Dakota Pipeline Company LLC	Delaware
*	Ohio River Pipe Line LLC	Delaware
*	Oil Insurance Limited	Bermuda
*	Oil Spill Response Limited	England & Wales
*	Port Everglades Environmental Corp.	Florida
*	Resource Environmental, L.L.C.	Delaware
	South Houston Green Power, LLC	Delaware
	Speedway LLC	Delaware
	Speedway Petroleum Corporation	Delaware
	Speedway Prepaid Card LLC	Ohio
	Speedway.com LLC	Delaware
	Starvin Marvin, Inc.	Delaware
*	The Andersons Albion Ethanol LLC	Ohio
*	The Andersons Clymers Ethanol LLC	Ohio
*	The Andersons Ethanol Investment LLC	Ohio
*	The Andersons Marathon Ethanol LLC	Delaware
	Wilco Food Services LLC	Delaware
	Wilco Transportation LLC	Delaware
	WilcoHess LLC	Delaware
	Williston Basin Pipe Line LLC	Delaware
*	WIP, LLC	Indiana
*	Wolverine Pipe Line Company	Delaware
	Woodhaven Cavern LLC	Delaware

*	Indicates a company that is not wholly owned directly or indirectly by Marathon Petroleum Corporation